UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934
Date of Report (Date of earliest event reported) April 16, 2011
Toreador Resources Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34216 (Commission File Number)	75-0991164 (IRS employer Identification No.)

c/o Toreador Holding SAS 9 rue Scribe Paris, France (Address of principal executive offices)	75009 (Zip code)
+33 1 47 03 34 24
(Registrant’s telephone number including area code)
None
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On April 16, 2011, the Board of Directors of Toreador Resources Corporation (the “Company”) accepted the resignation of Dr. Peter Hill as director and non-executive Chairman of the Company. There was no disagreement between Dr. Hill and the Company’s executive management and/or the Board of Directors on any matter relating to our operations, policies, or practices.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
(a) Effective April 16, 2011, the Board of Directors of the Company adopted an amendment to Section 3.2 of the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”) to allow the Board of Directors to consist of between five and fifteen members, inclusive, rather than the previous requirement of six to fifteen members. This summary of the amendment is qualified in its entirety by reference to the complete copy of the Bylaws, as amended, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws, as amended April 16, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION
Date: April 19, 2011	By:	/s/ Craig M. McKenzie
Craig M. McKenzie
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws, as amended April 16, 2011.